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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matthews Asian Funds and to the use of our report dated October 2, 2003 on the 2003 financial statements and financial highlights of the Matthews Pacific Tiger Fund, Matthews Asian Growth and Income Fund, Matthews Korea Fund, Matthews China Fund, Matthews Japan Fund and Matthews Asian Technology Fund. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.



                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2004